EXHIBIT 11
                 STANLEY FURNITURE COMPANY, INC.
     SCHEDULE OF COMPUTATION OF NET INCOME PER COMMON SHARE
                           (Unaudited)
              (In thousands, except per share data)
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                                   Three Months Ended      Six Months Ended
                                   June 26,   June 27,    June 26,  June 27,
                                     1994       1993        1994      1993
Earnings used in calculating pri-
  mary and fully diluted earnings
  (loss) per common share:
Income from continuing operations.. $  957      $2,079      $3,343    $2,384
Loss on disposal of discontinued
   division........................                         (2,758)
Net income used in calculating pri-
  mary and fully diluted earnings
  per common share................. $  957      $2,079      $  585    $2,384

Primary earnings (loss) per common
  share:
Weighted average shares outstanding
  during the period................  4,726       2,996       4,724     2,996
Add shares issuable assuming excer-
  cise of stock options............     31                      66

Weighted average number of shares
  used in calculating primary
  earnings per common share........  4,757       2,996       4,790     2,996

Income from continuing operations.. $  .20      $  .70      $  .70    $  .80
Loss on disposal of discontinued
  division.........................                           (.58)
Net income......................... $  .20      $  .70      $  .12    $  .80

Fully diluted earnings (loss) per
common share:
Weighted average shares outstanding
  during the period................  4,726       2,996       4,724     2,996
Add shares issuable assuming excer-
  cise of stock options............     14                      14

Weighted average number of shares
  used in calculating fully diluted
  earnings per common share........  4,740       2,996       4,738     2,996

Income from continuing operations.. $  .20      $  .70      $  .70    $  .80
Loss on disposal of discontinued
  division.........................                           (.58)
Net income......................... $  .20      $  .70      $  .12    $  .80


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